The Shareholders and Board of Directors
Lorent Investment Company
San Diego, California

In planning and performing our audit of the financial statements of Lorent Investment Company for the year ended June 30, 2003, we considered its internal control, including control activities
 for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Lorent Investment Company is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in
conformity with generally accepted accounting principles.
 These controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal controls, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
  A material weakness is a condition in which the design or operation of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of management, the Board of Directors and the Securities and Exchange Commission.



San Diego, California						Blum and Clark
July 25, 2003							Accountancy Group